UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/05/2009

Electronics For Imaging, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-18805

Delaware	94-3086355
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

303 Velocity Way, Foster City, California 94404
(Address of principal executive offices, including zip code)

650-357-3500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 5, 2009, the Compensation Committee of the Board of Directors of Electronics For Imaging, Inc. (the "Company") approved a performance-based cash bonus plan for the Company's named executive officers (each, an "NEO"). For 2009, each NEO is eligible to be paid a performance-based cash bonus based on a target percentage of such officer's annual base salary. The 2009 bonus target amounts of Messrs Gecht, Rosenzweig and Ritchie were set at 105%, 95% and 55%, respectively, of their 2009 base salary. Each NEO's 2009 performance-based cash bonus will be based 60% on the achievement of corporate objectives relating to the Company's operating income and revenue which were based upon the Company's 2009 financial goals presented and agreed upon by the Board of Directors in February 2009. The remaining 40% of each NEO's 2009 performance-based cash bonus will be based upon the successful completion of strategic growth objectives as approved by the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electronics For Imaging, Inc.

Date: June 11, 2009	By:	/s/ John Ritchie
John Ritchie
Chief Financial Officer